Item 26. Exhibit (g) v. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. [_____] to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.
(the “Reinsurer”)

Coverage: Variable Universal Life III; [_____]
Reinsurer Treaty ID: [_____]
TAI Code: [_____]

This Amendment hereby terminates the reinsurance of new business on new lives effective February 28, 2021, the “Termination Date”, under the Agreement. Face amount increases to existing policies shall continue to be reinsured under the Agreement in accordance with the Agreement’s provisions applicable to such increases.

All business inforce as of the Termination Date shall remain reinsured hereunder until the termination, expiry, or recapture of the policy on which the reinsurance is based.

If the Ceding Company elects to recapture business in accordance with the Agreement, the Reinsurer will continue to be liable for claims then pending or in the course of settlement or incurred but not reported prior to the recapture. For the avoidance of doubt, it is understood and agreed that the Ceding Company is not currently initiating recapture under this Agreement.

Except as provided herein, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Agreement in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	9/29/2020 | 5:56 PM EDT
Chad Madore
Head of Reinsurance Development and Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	9/29/2020 | 5:56 PM EDT
Chad Madore
Head of Reinsurance Development and Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	9/29/2020 | 5:56 PM EDT
Chad Madore
Head of Reinsurance Development and Management

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Robert M. O’Hara	Date:

Print name:	Digitally signed by Rob O’Hara
Date: 29.09.2020
Title:	19:08:24

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Natalie Gleed	Date:

Print name:	Digitally signed by Natalie Gleed
Date: 29.09.2020
Title:	19:16:30